EXHIBIT 21.1

SUBSIDIARIES OF ATLAS AMERICA, INC.

Name	Jurisdiction
Atlas America, LLC	Pennsylvania
AED Investments, Inc.	Delaware
Atlas America Mid-Continent, Inc.	Delaware
Atlas Resource Pennsylvania, Inc.	Delaware
Atlas Energy Management, Inc.	Delaware
Atlas Energy Resources, LLC	Delaware
Atlas Energy Operating Company, LLC	Delaware
Atlas Noble, LLC	Delaware
AER Pipeline Construction, Inc.	Delaware
Viking Resources, LLC	Pennsylvania
AIC, LLC	Delaware
Atlas Energy Ohio, LLC	Ohio
Atlas Resources, LLC	Pennsylvania
Anthem Securities, Inc.	Pennsylvania
Resource Energy, LLC	Delaware
Resource Well Services, LLC	Delaware
REI-NY, LLC	Delaware
Atlas Lightfoot, LLC	Delaware
Atlas Energy Finance Corp.	Delaware
Atlas Energy Michigan, LLC	Delaware
Atlas Gas & Oil Company, LLC	Michigan
Westside Pipeline Company, LLC	Michigan
Atlas Pipeline Holdings GP, LLC	Delaware
Atlas Pipeline Holdings, L.P.	Delaware
Atlas Pipeline Partners GP, LLC	Delaware
Atlas Pipeline Partners, L. P.	Delaware
Atlas Pipeline Operating Partnership, L.P.	Delaware
Atlas Pipeline New York, LLC	Pennsylvania
Atlas Pipeline Ohio, LLC	Pennsylvania
Atlas Pipeline Pennsylvania, LLC	Pennsylvania
Atlas Pipeline McKean, LLC	Pennsylvania
Atlas Pipeline Tennessee, LLC	Pennsylvania
Atlas Pipeline Mid-Continent LLC	Delaware
Elk City Oklahoma Pipeline, L.P.	Texas
Elk City Oklahoma GP, LLC	Delaware
Atlas Arkansas Pipeline LLC	Oklahoma
Atlas Pipeline Finance Corp.	Delaware
NOARK Pipeline System, Limited Partnership	Arkansas
Mid-Continent Arkansas Pipeline, LLC	Arkansas
Ozark Gas Transmission, LLC	Oklahoma
Ozark Gas Gathering, LLC	Oklahoma
NOARK Energy Services, LLC	Oklahoma
Atlas Midkiff, LLC	Delaware
Atlas Chaney Dell, LLC	Delaware
Atlas Pipeline Mid-Continent WestTex, LLC	Delaware
Atlas Pipeline Mid-Continent WestOk, LLC	Delaware